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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-1) filed pursuant to Rule 462(b) of the Securities and Exchange Act of 1933, as amended, the reference to our firm under the caption "Experts" and of our reports dated February 12, 1999 for Realty Information Group, Inc., February 5, 1999 for LeaseTrend, Inc., and February 5, 1999 for Jamison Research, Inc., in the Registration Statement (Form S-1 No. 333-74953) and related Prospectus of Realty Information Group, Inc. for the registration of 2,750,000 shares of its common stock, filed with the Securities and Exchange Commission.


                                                            /s/Ernst & Young LLP


Washington, D.C.
May 4, 1999